UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2010

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02,	“Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers”

On December 14, 2010, the Board of Directors of Moody’s Corporation (the “Company”) adopted the Moody’s Corporation Change in Control Severance Plan (the “Plan”). The purpose of the Plan is to offer its participants, which include the Company’s executive officers and other key employees selected by the Governance and Compensation Committee, protection in the event of a Change in Control (as defined in the Plan). This Plan has been adopted to enhance the alignment of the interests of management and stockholders by allowing executives to remain objective when facing the prospect of a sale and potential job elimination. The Plan has an initial two-year term that will automatically renew each year for an additional year, unless the Company determines not to renew the Plan beyond its then current term. Under the Plan, participants are entitled to severance benefits triggered only if a participant’s employment is terminated within 90 days prior to or two years following a change in control of the Company by the Company or its successor without Cause, or by the participant for Good Reason (both terms as defined in the Plan). Severance benefits will not be payable if a participant is terminated for Cause or voluntarily resigns without Good Reason. For the CEO, severance benefits under the Plan consist of a lump sum cash payment equal to three times the sum of his base salary and target bonus for the year of termination, plus three years of continued coverage under the Company’s medical and dental insurance plans. For other executives, the severance benefits consist of a lump sum cash payment equal to two times the sum of their base salaries and target bonuses, plus two years of continued medical and dental coverage. Payment and retention of severance benefits under the Plan are contingent on the participant executing and not revoking a general release of claims against the Company and agreeing not to compete with the Company or solicit Company customers or employees for a period of two years following the date of the participant’s termination of employment. The Plan will be effective as of December 14, 2010.

A copy of the Plan is attached to this report as Exhibit 10.1 and is incorporated by reference as though it were fully set forth herein. The description above is a summary of the Plan and is qualified in its entirety by the complete text of the Plan itself.

Item 9.01,	“Financial Statements and Exhibits”

(d)	Exhibits

10.1	Moody’s Corporation Change in Control Severance Plan, effective as of December 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/S/ JOHN J. GOGGINS
John J. Goggins
Senior Vice President and General Counsel

Date: December 20, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Moody’s Corporation Change in Control Severance Plan, effective as of December 14, 2010.